INVESTMENT MANAGEMENT AGREEMENT
THIS INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”) is made as of [__________], 2015, between VENTURE LENDING & LEASING VIII, INC., a Maryland corporation (the “Fund”), and WESTECH INVESTMENT ADVISORS LLC, a California limited liability company (“Westech Advisors”). Westech Advisors is sometimes referred to herein as the “Manager”.
WHEREAS, the Fund is a newly organized, non-diversified closed-end management investment company that has elected status as a business development company (“BDC”) under the Investment Company Act of 1940 (“1940 Act”), whose sole shareholder is Venture Lending & Leasing VIII, LLC, a Delaware limited liability company (the “LLC”);
WHEREAS, the Manager is an investment adviser registered as such under the Investment Advisers Act of 1940 (“Advisers Act”); and
WHEREAS, the Fund desires to retain the Manager to furnish certain investment advisory, portfolio management and administrative services to the Fund, and the Manager is willing to furnish such services.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties as follows:
1.Appointment. The Fund hereby appoints Westech Advisors as Investment Manager for the period and on the terms set forth in this Agreement. Westech Advisors accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
2.    Investment Duties. Subject to the supervision of the Fund’s Board of Directors (the “Board”), the Manager will provide a continuous investment program for the Fund and will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. Subject to investment policies and guidelines established by the Board, the Manager will identify, evaluate, structure and close the investments to be made by the Fund, provide portfolio management and servicing of loans held in the Fund’s portfolio, and administer the Fund’s day-to-day affairs. The Manager will also arrange and recommend debt financing for the Fund, provided that no such debt may be incurred without the prior approval of the Board.
3.    Administrative Duties. The Manager will administer the affairs of the Fund under the supervision of the Board and subject to the following:
(a)    The Manager will supervise all aspects of the operations of the Fund, including oversight of transfer agency, custodial and accounting services; provided, however, that nothing contained herein shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.
(b)    The Manager will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as required) of the Fund’s registration statement under the Securities Exchange

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Act of 1934, proxy material, tax returns and required reports to the Fund’s shareholders and the Securities and Exchange Commission (“SEC”) and other appropriate federal or state regulatory authorities.
(c)    The Manager will oversee the computation of the net asset value and the net income of the Fund in accordance with procedures adopted by the Board.
(d)    The Manager will maintain or oversee the maintenance of all books and records with respect to the Fund, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records that it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees, upon request by the Fund, to surrender promptly to the Fund any records that it maintains for the Fund.
(e)    All cash, securities and other assets of the Fund will be maintained in the custody of one or more banks in accordance with the provisions of Section 17(f) of the 1940 Act and the rules thereunder; the authority of the Manager to instruct the Fund’s custodian(s) to deliver and receive such cash, securities and other assets on behalf of the Fund will be governed by a custodian agreement between the Fund and each such custodian, and by resolution of the Board.
(f)    The Manager will arrange for the Fund, at the Fund’s expense, to obtain (i) annual audited financial statements and cause such financial statements to be distributed to the Fund’s shareholders within 120 days of the end of the Fund’s fiscal year, and (ii) audited financial statements upon the Fund’s liquidation, and cause such financial statements to be distributed to the Fund’s shareholders promptly after the completion of such audit. All such financial statements shall be prepared in accordance with generally accepted accounting principles and audited by an independent public accountant that is registered with, and subject to regular inspection as of the commencement of the professional engagement period, and as of each calendar year-end, by, the Public Company Accounting Oversight Board in accordance with its rules.
4.    Further Duties. In all matters relating to the performance of this Agreement, the Manager will act in conformity with the Articles of Incorporation and Bylaws of the Fund and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.
5.    Services Not Exclusive.
(a)    The services furnished by the Manager hereunder are not to be deemed exclusive and the Manager, except as otherwise expressly provided in this Section 5, shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Except as otherwise expressly provided in this Section 5, nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

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(b)    Until the LLC has called and either the LLC and/or the Fund has invested at least 75% of the total amounts of Committed Equity Capital, except as provided below, neither the Investment Manager nor any “Controlled Person” of the Manager will, without the consent of the LLC, call down capital from any pooled investment vehicle other than VLLII Holdings, LLC, Venture Lending & Leasing III, LLC, Venture Lending & Leasing IV, LLC, Venture Lending & Leasing V, LLC, Venture Lending & Leasing VI, Inc., Venture Lending & Leasing VI, LLC, Venture Lending & Leasing VII, Inc., and Venture Lending & Leasing VII, LLC (such entities, collectively, the “Prior Debt Fund Entities”), and the Fund or the LLC, or act as investment adviser or manager to any client if the investment program of such pooled investment vehicle or client includes the provision of (asset-backed) debt financing to venture capitalbacked companies as a primary or major component (any such nonexcluded pooled investment vehicle, a (“Successor Fund”)). In the event that the LLC (as a stockholder) elects to irrevocably release its Members from any uncalled portion of their respective commitments as to new investments, then solely for purposes of determining when the 75% investment threshold described above has occurred, the “total amount of Committed Equity Capital” will be deemed reduced to reflect such release. It is expected that at such time in the future that the Manager serves as investment manager of both the Fund and a Successor Fund, the Fund and the Successor Fund will coinvest in the same companies in generally the same manner and in accordance with the same process as is described above with respect to coinvestments by the Fund and Fund VII. The foregoing restriction will not be deemed to prohibit the Manager, or any Controlled Person of the Manager, from acting as investment adviser or manager with respect to the Prior Debt Fund Entities or any of their other clients existing as of the date of the first closing of the offering of Interests in the LLC. However, until the 75% investment threshold described above has occurred, the Manager, or any Controlled Person of the Manager shall not, without the consent of the Fund, accept from the Prior Debt Fund Entities any additional investment funds (other than amounts required for followon investments to existing investments) beyond the funds invested or committed to such Prior Debt Fund Entities (for this purpose treating commitments to Fund VII as also being commitments to VLL VII) as of the date of the first closing of the offering of Interests in the LLC. A “Controlled Person” of the Manager as used in this paragraph means any entity (i) 50% or more of whose voting securities are beneficially owned by the Manager or (ii) 50% or more of whose voting securities are controlled by Ronald Swenson, Salvador Gutierrez, Maurice C. Werdegar, David R. Wanek, or Jay L. Cohan.
It is the intention of the Manager to sponsor one or more private investment entities formed for the purpose of making equity and equity-oriented investments (other than asset backed investments) in privately held companies (collectively, the “Equity Fund”). The Equity Fund will generally make equity investments in the same companies in which the LLC and/or the Fund will make equity investments. In those situations, the Manager intends to follow an allocation formula that will permit investment by the LLC (not the Fund) and the Equity Fund pursuant to the allocation formula. Equity investment opportunities which will generally be subject to such allocation formula include rights to make an equity investment in a company in which the Fund has made a debt investments where such rights were acquired as part of the terms of such debt instruments by the Fund; provided, however, that in no event will any warrants or other similar rights to acquire stock or other securities in a company in which the Fund has made a debt investment and which were issued in connection with the debt investment transaction be shared with the Equity Fund. For the avoidance of doubt, nothing in this Agreement shall prevent the Manager and/or any Controlled Person of the Manager from at any time forming, calling down capital from and/or acting as the investment adviser or manager to the Equity Fund or any successor thereto.

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6.    Expenses.
(a)    The Fund will pay all expenses (including, without limitation, accounting, legal, printing, clerical, filing and other expenses) incurred by the Fund, the Manager or its affiliates on behalf of the Fund in connection with the organization of the Fund and the initial offering of its shares. In addition, except as otherwise expressly provided for in Section 6(b), during the term of this Agreement, the Fund will bear all of its expenses incurred in its operations including, but not limited to, the following: (i) brokerage, legal, accounting and commission fees and expenses and other transaction costs related to the acquisitions, dispositions and/or restructurings (including collection and/or workout costs and expenses) of investments (including investments that are not consummated) and the creation and perfection of security interests with respect thereto; (ii) federal, state and local taxes and fees, including transfer taxes and filing fees, incurred by or levied upon the Fund; (iii) interest charges and other fees and expenses incurred in connection with borrowings (including without limitation costs and expenses incurred to satisfy any conditions imposed by lenders to the Fund, such as obtaining a surety bond); (iv) SEC fees and expenses, including the expenses of compliance by the Fund and its directors with SEC rules, regulations and filing requirements, and any fees and expenses of other federal or state securities or other regulatory authorities; (v) expenses of preparing, printing and distributing Fund reports and notices; (vi) costs of proxy solicitation; (vii) costs of meetings of stockholders and the board of directors; (viii) charges and expenses of the Fund’s custodian, transfer and dividend disbursing agents; (ix) any fees and expenses incurred to conduct background checks on the management personnel of prospective Fund investments; (x) compensation and expenses of the Fund’s disinterested directors (which at present include a $10,000 annual fee for each disinterested director, an additional $5,000 annual fee for the chair of the Fund’s Audit Committee, and a fee of $1,000 per meeting, which amounts may be revised as determined by the Nominating and Corporate Governance Committee of the Fund’s Board of Directors), and expenses of directors in attending board meetings, expenses of directors and officers liability insurance, and payments under indemnification agreements; (xi) expenses of administrators, custodians, counsel and auditors; (xii) costs of certificates representing the shares of stock of the Fund, if any; (xiii) costs of stationery and supplies; (xiv) the costs of membership by the Fund in any trade organizations (including Investment Company Institute membership dues for both the Fund and the Manager); (xv) expenses associated with the preparation of tax returns and accounting advice; (xvi) all costs and expenses associated with litigation involving the Fund and the amount of any judgment or settlement in connection therewith; (xvii) costs and expenses incurred in connection with valuing the Fund’s investments, including valuation software and the retention of any valuation expert; and (xviii) other extraordinary or non-recurring expenses (such as litigation expenses or indemnification expenses).
(b)    The expenses to be borne by the Manager in connection with its duties to the Fund hereunder are limited to the following: (i) all costs and fees incident to the selection and investigation of prospective Fund investments, such as travel expenses and professional fees (but excluding broker, legal and accounting fees and other costs incident to the documentation, closing, or consummation of such transactions); (ii) the cost of adequate office space for the Fund and all necessary office equipment and services, including telephone service, heat, utilities and similar items and (iii) the cost of providing the Fund with such corporate, administrative and clerical personnel (including officers and directors of the Fund who are interested persons of the Manager and are acting in their respective capacities as officers and directors) as the Board reasonably deems necessary or advisable to perform the services required to be performed by the Manager under this Agreement.

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(c)    The Fund may pay directly any expenses incurred by it in its normal operations and, if any such payment is consented to by the Manager and acknowledged as otherwise payable by the Manager pursuant to this Agreement, the Fund may reduce the fee payable to the Manager pursuant to Section 7 hereof by such amount. To the extent that such deductions exceed the fee payable to the Manager on any quarterly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding quarterly payment dates.
(d)    The payment or assumption by the Manager of any expense of the Fund that the Manager is not required by this Agreement to pay or assume shall not obligate the Manager to pay or assume the same or any similar expense of the Fund on any subsequent occasion.
7.    Management Fee.
(a)    For the services provided and the expenses assumed pursuant to this Agreement, the Fund or its successor trustees will pay to the Manager, whether before or after dissolution of the Fund, a management fee (the “Management Fee”), computed and paid quarterly as follows:
(i)    for the first two years following the first closing of the initial offering of interests in the LLC, at an annual rate equal to 2.5% of Member Committed Equity Capital (as defined below) (regardless of when or if such committed capital is called or released) as of the last day of each such fiscal quarter;
(ii)    for each quarter thereafter, at an annual rate equal to 2.5% of the total value of the Fund’s assets (including amounts derived from borrowed funds), as of the last day of each such fiscal quarter.
The “Member Committed Equity Capital”, as of the end of any fiscal quarter, shall be the aggregate amount of subscription obligations for the purchase of interests in the LLC (including any amounts of such obligations that have been satisfied) as of the end of such fiscal quarter. For purposes of calculating the Management Fee, any capital committed to the LLC at a closing subsequent to the first closing (regardless of when or if such committed capital is called or released) shall be deemed to have been committed to the LLC as of the first closing.
(b)    If this Agreement becomes effective or terminates before the end of any fiscal quarter, the Management Fee for the period from the effective day to the end of the fiscal quarter or from the beginning of such fiscal quarter to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full fiscal quarter in which such effectiveness or termination occurs.
(c)    If (i) the Manager, (ii) an officer, director or employee of the Manager, (iii) a company controlling, controlled by or under common control with the Manager, or (iv) an officer, director or employee of any such company receives any compensation from a company whose securities are held in the Fund’s portfolio in connection with the provision to that company of significant managerial assistance, the compensation due to the Manager hereunder shall be reduced by the amount of such fee. If such amounts have not been fully offset at the time of termination of this Agreement, the Manager shall pay such excess amounts to the Fund upon termination.

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8.    Limitation of Liability of Manager. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of the Manager, who may be or become an officer, director, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to, or acting solely on behalf of, the Fund and not as an officer, director, employee or agent or one under the control or direction of the Manager even though paid by it.
9.    Duration and Termination.
(a)    This Agreement shall become effective upon the date hereabove written provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund’s outstanding voting securities.
(b)    Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, regardless of the dissolution of the Fund, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.
(c)    Notwithstanding the foregoing, this Agreement may be terminated: (i) by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund at any time, without the payment of any penalty, on sixty days’ written notice to the Manager or (ii) by the Manager at any time, without the payment of any penalty, on sixty days’ written notice to the Fund. This Agreement will automatically terminate in the event of its assignment.
10.    Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Fund’s outstanding voting securities.
11.    Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.
12.    Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute,

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rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested person”, “assignment”, “broker”, “investment adviser”, “security” and “significant managerial assistance” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.
VENTURE LENDING & LEASING VIII, INC.    WESTECH INVESTMENT ADVISORS LLC

By:		By:
	Martin D. Eng		Ronald W. Swenson
	Chief Financial Officer		Chief Executive Officer

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